_____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

______________________________________

UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

______________________________________

Maryland	001-12690	22-1890929
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________________________

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders (the “Meeting”) of UMH Properties, Inc. (the “Company”) was held on June 18, 2015. There were 25,309,003 shares of common stock entitled to vote at the meeting and a total of 23,145,991 shares (91.45%) were represented in person or by proxy at the meeting. The proposals submitted to the vote of the shareholders and the results of the vote were as follows:

Proposal 1 – For the election of Class III Directors, each to serve until the 2018 annual meeting of shareholders and until his or her successor is duly elected and qualifies:

Director	For	Against	Broker Non-Votes

Anna T. Chew	14,103,172	766,410	8,276,409
Eugene W. Landy	14,423,009	446,573	8,276,409
Samuel A. Landy	14,668,535	201,047	8,276,409
Stuart D. Levy	11,871,020	2,998,562	8,276,409

Proposal 2 – To ratify the appointment of PKF O’Connor Davies as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

Number of Votes
For	22,943,265
Against	160,215
Abstain	42,511

Proposal 3 – A non-binding shareholder proposal regarding majority voting in uncontested elections of directors:

Number of Votes
For	7,836,907
Against	6,804,462
Abstain	228,213
Broker Non-Votes	8,276,409

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH Properties, Inc.

Date: June 19, 2015	By: /s/ Anna T. Chew
Title: Vice President and
Chief Financial Officer